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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 26, 2002


                               ITC/\DELTACOM, INC.
                -------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


            Delaware                     0-23253              58-2301135
 (State or Other Jurisdiction    (Commission File Number)    (IRS Employer
      of Incorporation)                                     Identification No.)



          1791 O.G. Skinner Drive
            West Point, Georgia                                    31833
 (Address of Principal Executive Offices)                        (Zip Code)



Registrant's telephone number, including area code: (706) 385-8000


                                 Not applicable
                -------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




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Item 9.   Regulation FD Disclosure.

          (a) As previously reported, in June 2002, ITC/\DeltaCom, Inc. (the "Company") and members of an unofficial committee of holders of the Company's senior notes and convertible subordinated notes reached an agreement in principle to implement a reorganization of the Company. The proposed plan of reorganization will result in the elimination of approximately $515 million in principal amount of the Company's senior and convertible subordinated notes. In order to complete the reorganization as expeditiously as possible, the Company filed a Chapter 11 bankruptcy petition in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") on June 25, 2002.

          On August 23, 2002, the Company filed with the Bankruptcy
Court a First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, As Revised (the "Proposed Plan"), and a First Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code, As Revised (the "Disclosure Statement"). On August 26, 2002, the Bankruptcy Court approved the Disclosure Statement and authorized the Company to solicit acceptances of the Proposed Plan by delivering copies of the Proposed Plan and Disclosure Statement and other information to each creditor and interest holder entitled to vote on the Proposed Plan. The Company believes that the Proposed Plan and the Disclosure Statement reflect the terms of the plan of reorganization supported by members of the unofficial committee of noteholders.

          A hearing to confirm the Proposed Plan is scheduled for October 10, 2002. If the Bankruptcy Court confirms the plan on October 10, the Company anticipates that its pre-negotiated restructuring will be completed, and that its Chapter 11 proceedings will terminate, soon thereafter.

          On August 26, 2002, the Company issued a press release relating to the foregoing matters.

          Copies of the Proposed Plan, Disclosure Statement and August 26, 2002 press release are filed as Exhibits 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K. This Current Report on Form 8-K, including the exhibits hereto, is not, and should not be deemed to be, soliciting acceptances of the Proposed Plan.

          (b) On August 27, 2002, the Company received a letter from the Nasdaq Stock Market indicating that the Nasdaq Listing Qualifications Panel had determined that the Company's common stock would be delisted from the Nasdaq National Market System effective with the open of business on August 28, 2002. The Company plans to apply for a listing of the common stock of the reorganized Company on the Nasdaq Stock Market effective upon consummation of the proposed reorganization referred to above.

          The information in this Current Report on Form 8-K, including the exhibits, is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

                                       2

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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ITC/\DELTACOM, INC.


Date: August 26, 2002                 /s/ J. Thomas Mullis
                                      ---------------------
                                      J. Thomas Mullis
                                      Senior Vice President-Legal and Regulatory

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                                  Exhibit Index

Exhibit Number                         Exhibit Description
--------------                         -------------------

     99.1 ITC/\DeltaCom, Inc. First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, As Revised.

     99.2 ITC/\DeltaCom, Inc. First Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code, As Revised.

     99.3                  Press Release dated August 26, 2002.